Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of NeoStem, Inc. (formerly known as Phase III Medical, Inc.) on Form SB-2 of our report dated March 27, 2007, appearing in the Prospectus, which is part of this Registration Statement with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiary for the year ended December 31, 2006.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ HOLTZ RUBENSTEIN REMINICK LLP
Holtz Rubenstein Reminick LLP
Melville, New York
April 10, 2007